Exhibit 5.1

March 16, 2021

MediaAlpha, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for MediaAlpha, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering, under the Securities Act, the resale of an aggregate of up to 8,050,000 shares of the Company’s Class A common stock, par value $0.01 per share (“Shares”), including the resale of (a) currently outstanding Shares and (b) Shares to be issued upon exchange of an equivalent number of the Class B-1 units of QL Holdings LLC (“LLC”) (together with an equivalent number of shares of the Class B common stock of the Company) (the “Exchange Shares”). The Shares are to be offered and sold by certain selling stockholders (the “Selling Stockholders”) of the Company.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated By-laws of the Company; (c) certain resolutions adopted by the Board of Directors of the Company; (d) the Fourth Amended and Restated Limited Liability Company Agreement of LLC (the “LLC Agreement”) dated October 27, 2020, by and among the Company, LLC and the other parties named therein; and (e) the Exchange Agreement (the “Exchange Agreement”) dated October 27, 2020, by and among the Company, LLC, and the other parties named therein.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon statements or representations of officers and representatives of the Company and the Selling Stockholders without independent verification of their accuracy. We have also assumed that at or prior to the time of the issuance and delivery of any Exchange Shares, there will not have occurred any change in law, change in the Exchange Agreement, the LLC Agreement, the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated By-laws of the Company, or further action by the Company’s board of directors or the managing member of LLC, in any case affecting the validity of the Exchange Shares or the issuance of the Exchange Shares.

Based on the foregoing and in reliance thereon, we are of opinion that the (a) Shares (other than the Exchange Shares) have been duly and validly authorized by the Company and are validly issued, fully paid and nonassessable and (b) the Exchange Shares have been duly and validly authorized by the Company and, when issued in exchange for Class B-1 units of LLC (together with an equivalent number of shares of the Class B common stock of the Company), will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

MediaAlpha, Inc.

    700 South Flower Street, Suite 640

        Los Angeles, California 90017

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